Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	May 3, 2022

Jacobs Reports Fiscal Second Quarter 2022 Earnings

Q2 Year-Over-Year Revenue Growth Across All Lines of Business
Strong Bookings Driving Revenue Backlog up 9% Year-Over-Year with Improving Profitability
PA Consulting Revenue up Double-Digits with 23% Operating Profit Margin
Reiterates Multi-Year Growth Targets, Driven by Alignment to Multiple Secular Growth Trends
Reinforces Full-Year Adjusted Cash Conversion Expectations

DALLAS, TEXAS - Jacobs Engineering Group Inc. (NYSE: J) today announced its financial results for the fiscal second quarter ended April 1, 2022.
Q2 2022 Highlights:
▪Revenue of $3.8 billion up 8.1% year-over-year and net revenue increased 10.1% year-over-year
▪Backlog increased $2.2 billion to $27.8 billion, up 8.7% year-over-year
▪EPS from continuing operations of $0.68, primarily reflecting a charge of $0.63 for the final settlement of the Legacy CH2M Matter and associated legal fees incurred during the quarter
▪Adjusted EPS from continuing operations of $1.72, up 4% year-over-year
▪Cash flow from operations of $125 million; on track to achieve FY22 adjusted cash conversion target, excluding the Legacy CH2M Matter settlement outflow
▪Updates fiscal 2022 adjusted EBITDA and adjusted EPS outlook, with mid-point of range unchanged1

Jacobs' Chair and CEO Steve Demetriou commented, "We are seeing accelerating demand across all end markets, with incremental opportunities to scale in the areas of Climate Response, Consulting & Advisory and Data Solutions. These compelling opportunities are reflected in our results with strong bookings performance during the first half of the fiscal year and 9% backlog growth in the second quarter, which positions us well for the remainder of fiscal 2022." Demetriou continued, "Executing on our new strategy begins with our people, by unleashing a culture that combines inclusion, innovation and inspiration to enable the delivery of cutting-edge solutions for our clients.”

Jacobs' President and CFO Kevin Berryman added, "This quarter we delivered year-over-year revenue growth across all lines of business and witnessed another double-digit organic growth quarter for PA Consulting. We expect further strong performance in the second half of the fiscal year with cash flow from operations on track to achieve our adjusted cash flow conversion to adjusted net income expectations. Given our strong growth expectations for the business, to date we have repurchased $135 million of shares since the beginning of March."

In the quarter Jacobs launched their updated Climate Action Plan to align their net zero commitments with the new, international standard, and were recognized as one of the world’s first companies to have validated net zero targets approved by the Science Based Targets Initiative.

Financial Outlook1
The company now expects fiscal 2022 adjusted EBITDA of $1,385 million to $1,435 from $1,370 million to $1,450 million and adjusted EPS of $6.95 to $7.35 from $6.85 to $7.45.

Jacobs is aligned to multiple secular growth drivers across ESG, Infrastructure & Supply Chain Modernization, Data Solutions, and National Security, which positions the company to achieve their three-year financial targets communicated during the recent strategy launch.

1Reconciliation of the adjusted EPS outlook and adjusted EBITDA outlook for the full fiscal 2022 year and beyond to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2022 and beyond.

Second Quarter Review

	Fiscal Q2 2022	Fiscal Q2 2021	Change
Revenue	$3.8 billion	$3.5 billion	$0.3 billion
Net Revenue	$3.3 billion	$3.0 billion	$0.3 billion
GAAP Net Earnings from Continuing Operations	$89 million	$0 million	$89 million
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$0.68	$0.00	$0.68
Adjusted Net Earnings from Continuing Operations	$223 million	$218 million	$5 million
Adjusted EPS from Continuing Operations	$1.72	$1.66	$0.06
The Company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for the second quarter of fiscal 2022 and fiscal 2021 exclude the adjustments set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net earnings and EPS, respectively, as well as a reconciliation of net revenue to revenue, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal Q2 2022	Fiscal Q2 2021
GAAP Net Earnings from Continuing Operations and Diluted Earnings Per Share (EPS)	$89 million ($0.68 per share)	$0 million ($0.00 per share)
Adjustments to add back after-tax restructuring, transaction costs and other charges ($115.3 million and $327.0 million for the fiscal 2022 and 2021 periods, respectively before income taxes), comprised mainly of (i) a $91.3 million charge related to the final pre-tax settlement related to the Legacy CH2M Matter, net of previously recorded reserves in the fiscal 2022 period and (ii) $267 million in pre-tax post acquisition compensation costs associated with the PA transaction in the fiscal 2021 period.
	$94 million ($0.72 per share)	$209 million ($1.59 per share)
Other adjustments are comprised mainly of:
 (a) add-back of amortization of intangible assets of $48.4 million and $30.6 million in the 2022 and 2021 periods, respectively,
 (b) the removal of $32.1 million in fair value adjustments related to our former investment holdings in Worley and C3.ai, Inc. ("C3") stock and certain foreign currency revaluations relating to the ECR sale of $34.1 million in the 2021 period,
 (c) the exclusion of impacts on the Company's effective tax rates associated with revised estimates on U.S. taxation of certain foreign earnings and certain tax return filing adjustments,
 (d) applicable redeemable noncontrolling interests impacts for the above adjustment items and
 (e) income tax expense adjustments for the above pre-tax adjustment items.
	$41 million ($0.31 per share)	$10 million ($0.07 per share)
Adjusted Net Earnings from Continuing Operations and Adjusted EPS from Continuing Operations	$223 million ($1.72 per share)	$218 million ($1.66 per share)
(note: dollar amounts and earnings per share amounts may not add due to rounding)

The Company’s U.S. GAAP effective tax rate for continuing operations is 29.7% for the fiscal second quarter 2022 and fiscal second quarter 2022 adjusted earnings per share from continuing operations reflects an estimated full year 21.7% adjusted effective tax rate.

Jacobs is hosting a conference call at 10:00 A.M. ET on Tuesday May 3, 2022, which it is webcasting live at www.jacobs.com.

About Jacobs
At Jacobs, we're challenging today to reinvent tomorrow by solving the world's most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With $14 billion in annual revenue and a talent force of approximately 55,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sectors. Visit jacobs.com and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this press release that are not based on historical fact are forward-looking statements. When used herein, words such as “expects,” “anticipates,” “believes,” “seeks,” “estimates,” “plans,” “intends,” “future,” “will,” “would,” “could,” “can,” “may,” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding our expectations as to our future growth, prospects, financial outlook and business strategy for fiscal 2022 or future fiscal years, including our expectations for our fiscal 2022 adjusted EBITDA, adjusted EPS and adjusted cash conversion. Although such statements are based on management's current estimates and/or expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. Such factors include our ability to execute on our newly-announced three-year corporate strategy, including our ability to invest in the tools needed to fully implement our strategy, competition from existing and future competitors in our target markets, our ability to achieve the cost-savings and synergies contemplated by our recent acquisitions within the expected time frames and to successfully integrate acquired businesses while retaining key personnel, the impact of the COVID-19 pandemic, including the emergence and spread of variants of COVID-19, and any resulting economic downturn on our results, prospects and opportunities, measures or restrictions imposed by governments and health officials in response to the pandemic, the timing of the award of projects and funding under the Infrastructure Investment and Jobs Act as well as general economic conditions, including inflation, changes in interest rates, foreign currency exchange rates, changes in capital markets, and geopolitical events and conflicts, among others. The impact of such matters includes, but is not limited to, the possible reduction in demand for certain of our product solutions and services and the delay or abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or to governmental budget constraints or changes to governmental budgetary priorities; the inability of our clients to meet their payment obligations in a timely manner or at all; potential issues and risks related to a significant portion of our employees working remotely; illness, travel restrictions and other workforce disruptions that have and could continue to negatively affect our supply chain and our ability to timely and satisfactorily complete our clients’ projects; difficulties associated with retaining key employees or hiring additional employees; and the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of the COVID-19 pandemic on their economies and workforces and our operations therein. The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements, see the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recently filed Annual Report on Form 10-K, and the discussions contained under Part I, Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 1 - Legal Proceedings; and Part II, Item 1A - Risk Factors, in our most recently filed Quarterly Report on Form 10-Q, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
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Financial Highlights:
Results of Operations (in thousands, except per-share data):

	For the Three Months Ended		For the Six Months Ended
Unaudited	April 1, 2022	April 2, 2021	April 1, 2022	April 2, 2021
Revenues	$3,834,059	$3,547,873	$7,214,684	$6,929,708
Direct cost of contracts	(2,963,649)	(2,780,860)	(5,547,800)	(5,530,636)
Gross profit	870,410	767,013	1,666,884	1,399,072
Selling, general and administrative expenses	(704,195)	(808,125)	(1,323,336)	(1,226,246)
Operating Profit (Loss)	166,215	(41,112)	343,548	172,826
Other Income (Expense):
Interest income	381	608	1,882	1,732
Interest expense	(21,995)	(15,464)	(41,421)	(32,777)
Miscellaneous income (expense), net	10,681	(56,313)	20,362	100,047
Total other (expense) income, net	(10,933)	(71,169)	(19,177)	69,002
Earnings (Loss) from Continuing Operations Before Taxes	155,282	(112,281)	324,371	241,828
Income Tax (Expense) Benefit from Continuing Operations	(46,166)	20,772	(62,054)	(66,250)
Net Earnings (Loss) of the Group from Continuing Operations	109,116	(91,509)	262,317	175,578
Net (Loss) Earnings of the Group from Discontinued Operations	(1)	11,320	(233)	11,305
Net Earnings (Loss) of the Group	109,115	(80,189)	262,084	186,883
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(10,261)	(10,158)	(19,514)	(20,184)
Net (Earnings) Loss Attributable to Redeemable Noncontrolling interests	(10,038)	101,392	(19,721)	101,392
Net Earnings (Loss) Attributable to Jacobs from Continuing Operations	88,817	(275)	223,082	256,786
Net Earnings Attributable to Jacobs	$88,816	$11,045	$222,849	$268,091
Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$0.69	$—	$1.72	$1.97
Basic Net Earnings from Discontinued Operations Per Share	$—	$0.09	$—	$0.09
Basic Earnings Per Share	$0.69	$0.08	$1.72	$2.06

Diluted Net Earnings from Continuing Operations Per Share	$0.68	$—	$1.71	$1.96
Diluted Net Earnings from Discontinued Operations Per Share	$—	$0.09	$—	$0.09
Diluted Earnings Per Share	$0.68	$0.08	$1.71	$2.04

Segment Information (in thousands):

	Three Months Ended		Six Months Ended
Unaudited	April 1, 2022	April 2, 2021	April 1, 2022	April 2, 2021
Revenues from External Customers:
Critical Mission Solutions	$1,366,313	$1,309,573	$2,528,818	$2,604,860
People & Places Solutions	2,170,356	2,139,990	4,098,502	4,226,538
Pass Through Revenue	(563,668)	(576,629)	(1,036,048)	(1,225,306)
People & Places Solutions Net Revenue	$1,606,688	$1,563,361	$3,062,454	$3,001,232
PA Consulting	297,390	98,310	587,364	98,310
Total Revenue	$3,834,059	$3,547,873	$7,214,684	$6,929,708
Net Revenue	$3,270,391	$2,971,244	$6,178,636	$5,704,402

	Three Months Ended		Six Months Ended
	April 1, 2022	April 2, 2021	April 1, 2022	April 2, 2021
Segment Operating Profit:
Critical Mission Solutions	$113,241	$113,933	$224,737	$224,002
People & Places Solutions	191,144	202,030	382,837	398,330
PA Consulting	68,332	27,917	131,402	27,917
Total Segment Operating Profit	372,717	343,880	738,976	650,249
Other Corporate Expenses (1)	(89,232)	(63,327)	(194,592)	(133,667)
Restructuring, Transaction and Other Charges (2)	(117,270)	(321,665)	(200,836)	(343,756)
Total U.S. GAAP Operating Profit (Loss)	166,215	(41,112)	343,548	172,826
Total Other (Expense) Income, net (3)	(10,933)	(71,169)	(19,177)	69,002
Earnings (Loss) from Continuing Operations Before Taxes	$155,282	$(112,281)	$324,371	$241,828

(1)	Other corporate expenses also include intangibles amortization of $48.4 million and $30.6 million for the three months ended April 1, 2022 and April 2, 2021, respectively, and $95.3 million and $53.8 million for the six months ended April 1, 2022 and April 2, 2021, respectively, with the increase mainly attributable to the PA Consulting investment.
(2)	Included in the three and six months ended April 1, 2022 is $91.3 million related to the final pre-tax settlement of the Legacy CH2M Matter, net of previously recorded reserves and included in the six months ended April 1, 2022 are $74.6 million of real estate impairment charges related to the Company's transformation initiatives. Included in the three and six months ended April 2, 2021 are $296.1 million and $300.2 million, respectively, of costs incurred in connection with the investment in PA Consulting, in part classified as compensation costs.
(3)	The six months ended April 1, 2022 include $3.5 million in income associated with final exit activities associated with our AWE ML investment and a gain of $7.1 million related to a lease termination. The three and six months ended April 2, 2021 include $29.7 million and $(63.5) million, respectively, in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale and $34.1 million and $(48.6) million, respectively, in fair value adjustments related to our investment in C3 stock. The six months ended April 2, 2021 also includes $33.2 million related to impairment of our AWE ML investment. The investments in Worley and C3 were sold in fiscal 2021 and therefore there are no comparable amounts in the current quarter.

Balance Sheet (in thousands):

	April 1, 2022	October 1, 2021
	Unaudited
ASSETS
Current Assets:
Cash and cash equivalents	$1,235,422	$1,014,249
Receivables and contract assets	3,302,868	3,101,418
Prepaid expenses and other	152,989	176,228
Total current assets	4,691,279	4,291,895
Property, Equipment and Improvements, net	326,596	353,117
Other Noncurrent Assets:
Goodwill	7,492,015	7,197,000
Intangibles, net	1,553,283	1,565,758
Deferred income tax assets	68,376	103,193
Operating lease right-of-use assets	556,686	650,097
Miscellaneous	495,057	471,549
Total other noncurrent assets	10,165,417	9,987,597
	$15,183,292	$14,632,609
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$52,911	$53,456
Accounts payable	921,372	908,441
Accrued liabilities	1,955,327	1,533,559
Operating lease liability	162,817	172,414
Contract liabilities	672,265	542,054
Total current liabilities	3,764,692	3,209,924
Long-term Debt	3,196,374	2,839,933
Liabilities relating to defined benefit pension and retirement plans	366,788	418,080
Deferred income tax liabilities	211,341	214,380
Long-term operating lease liability	688,604	758,358
Other deferred liabilities	163,988	559,375
Commitments and Contingencies
Redeemable Noncontrolling interests	669,527	657,722
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding - 128,899,796 shares and 128,892,540 shares as of April 1, 2022 and October 1, 2021, respectively	128,900	128,893
Additional paid-in capital	2,667,256	2,590,012
Retained earnings	4,069,664	4,015,578
Accumulated other comprehensive loss	(788,374)	(794,442)
Total Jacobs stockholders’ equity	6,077,446	5,940,041
Noncontrolling interests	44,532	34,796
Total Group stockholders’ equity	6,121,978	5,974,837
	$15,183,292	$14,632,609

Statement of Cash Flow (in thousands):

	For the Three Months Ended		For the Six Months Ended
Unaudited	April 1, 2022	April 2, 2021	April 1, 2022	April 2, 2021
Cash Flows from Operating Activities:
Net earnings (loss) attributable to the Group	$109,115	$(80,189)	$262,084	$186,883
Adjustments to reconcile net earnings to net cash flows provided by operations:
Depreciation and amortization:
Property, equipment and improvements	26,383	25,090	52,620	48,079
Intangible assets	48,431	30,598	95,338	53,753
Gain on sale of ECR business	—	(15,608)	—	(15,608)
Loss (gain) on investment in equity securities	—	75,925	—	(114,443)
Stock based compensation	18,147	15,136	25,161	26,977
Equity in earnings of operating ventures, net of return on capital distributions	531	5,194	13,280	6,353
Loss on disposals of assets, net	270	487	421	353
Impairment of long-lived assets and equity method investment	2,319	5,295	74,585	33,197
Deferred income taxes (benefit)	33,699	(11,945)	16,040	41,063
Changes in assets and liabilities, excluding the effects of businesses acquired:
Receivables and contract assets, net of contract liabilities	(197,416)	40,292	(33,881)	73,542
Prepaid expenses and other current assets	(16,370)	(10,623)	15,916	14,521
Miscellaneous other assets	42,583	59,837	67,201	76,401
Accounts payable	106,918	(88,765)	18,448	(152,750)
Accrued liabilities	(28,719)	230,774	(119,982)	99,198
Other deferred liabilities	(14,898)	(38,981)	(33,305)	(22,490)
Other, net	(6,382)	(4,902)	(7,670)	(4,797)
Net cash provided by operating activities	124,611	237,615	446,256	350,232
Cash Flows from Investing Activities:
Additions to property and equipment	(28,905)	(28,287)	(48,223)	(45,053)
Disposals of property and equipment and other assets	1,021	427	1,064	427
Capital contributions to equity investees, net of return of capital distributions	1,562	(763)	1,082	(4,193)
Acquisitions of businesses, net of cash acquired	(182,935)	(1,568,050)	(412,748)	(1,741,062)
Disposal of investment in equity securities	—	13,027	—	13,027
Proceeds related to sales of businesses	—	36,360	—	36,360
Net cash used for investing activities	(209,257)	(1,547,286)	(458,825)	(1,740,494)
Cash Flows from Financing Activities:
Net proceeds from borrowings	155,726	1,687,359	387,113	1,782,357
Debt issuance costs	—	(2,697)	—	(2,697)
Proceeds from issuances of common stock	10,325	9,044	28,187	18,585
Common stock repurchases	(50,000)	(148)	(50,000)	(24,949)
Taxes paid on vested restricted stock	(172)	(308)	(28,398)	(25,642)
Cash dividends to shareholders	(29,749)	(27,388)	(57,247)	(52,438)
Net contributions (dividends) associated with noncontrolling interests	4,651	(18,773)	(9,416)	(29,442)
Repurchase of redeemable noncontrolling interests	—	—	(35,095)	—
Net cash provided by financing activities	90,781	1,647,089	235,144	1,665,774
Effect of Exchange Rate Changes	(15,514)	(7,575)	(12,792)	28,918
Net (Decrease) Increase in Cash and Cash Equivalents and Restricted Cash	(9,379)	329,843	209,783	304,430
Cash and Cash Equivalents, including Restricted Cash, at the Beginning of the Period	1,245,737	837,012	1,026,575	862,424
Cash and Cash Equivalents, including Restricted Cash, at the End of the Period	$1,236,358	$1,166,855	$1,236,358	$1,166,854

Backlog (in millions):

	April 1, 2022	April 2, 2021
Critical Mission Solutions	$10,556	$9,779
People & Places Solutions	16,965	15,512
PA Consulting	269	280
Total	$27,790	$25,571

Non-GAAP Financial Measures:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures included in this press release are net revenue, adjusted net earnings, adjusted EPS from continuing operations, adjusted EBITDA outlook, adjusted EPS outlook and adjusted effective tax rate.

Net revenue is calculated excluding pass-through revenue of the Company’s People & Places Solutions segment from the Company’s revenue from continuing operations. Adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated by (i) excluding costs and other charges associated with restructuring activities implemented in connection with the acquisitions of CH2M, John Wood Group nuclear business, BlackLynx, Buffalo Group and StreetLight, the strategic investment in PA Consulting, the sale of the ECR business and other related cost reduction initiatives, which included involuntary terminations, costs associated with co-locating offices of acquired companies, separating physical locations of ECR and continuing operations, professional services and personnel costs, expenses relating to certain commitments and contingencies relating to discontinued operations of the CH2M business including the final settlement charges relating to the Legacy CH2M Matter, net of previously recorded reserves; (ii) excluding the costs and other charges associated with our Focus 2023 transformation initiatives, which included costs and charges associated with the re-scaling and repurposing of physical office space, voluntary employee separations, contractual termination fees and related expenses (the amounts referred in (i) and (ii) are collectively referred to as the “Restructuring and other charges”); (iii) excluding transaction costs and other charges incurred in connection with closing of Buffalo Group, BlackLynx and StreetLight acquisitions and the strategic investment in PA Consulting, including advisor fees, change in control payments and the impact of the quarterly adjustment to the estimated future payout of contingent consideration to the sellers in connection with acquisitions; certain consideration amounts for PA Consulting that were required to be treated as post-completion compensation expense given retention related requirements applicable to the distribution of such funds to PA Consulting employees, and impacts resulting from the non-cash purchase accounting adjustment related to the investment in PA Consulting to reflect a change in the preliminary purchase price allocation for the redeemable non-controlling interests; certain equity based compensation expenses associated with PA Consulting's benefit programs; and similar transaction costs and expenses (collectively referred to as “transaction costs”); (iv) adding back amortization of intangible assets; (v) the removal of fair value adjustments and dividend income related to the Company’s investments in Worley and C3 stock and certain foreign currency revaluations relating to ECR sale proceeds; (vi) excluding charges resulting from the revaluation of certain deferred tax assets/liabilities in connection tax rate increases in the United Kingdom during fiscal 2021; (vii) charges associated with the impairment of our investment in our AWE ML investment; (viii) charges to interest expense associated with one-time deal related bank fees; (ix) certain non-routine income tax adjustments for the purposes of calculating the Company's annual non-GAAP effective tax rate to facilitate a more meaningful evaluation of the Company’s current operating performance and comparisons to the Company's operating performance in other periods; and (x) other income tax adjustments associated with the pre-tax income adjustments above. Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis.

Adjusted EBITDA is calculated by adding income tax expense, depreciation expense and adjusted interest expense, and deducting interest income from adjusted net earnings from continuing operations.

We believe that the measures listed above are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above and below, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP net earnings and EPS from continuing operations to the corresponding "adjusted" amount, revenue from continuing operations to net revenue. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data (note: earnings per share amounts may not add across due to rounding). Reconciliation of the adjusted EPS and adjusted EBITDA outlook for fiscal 2022 and beyond and fiscal 2022 net revenue growth to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation. See footnote 1 on page 3 for additional information.

U.S. GAAP Reconciliations for the three and six month periods of fiscal 2022 and 2021

	Three Months Ended
	April 1, 2022
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$3,834,059	$—	$—	$3,834,059
Pass through revenue	—	—	(563,668)	(563,668)
Net revenue	3,834,059	—	(563,668)	3,270,391
Direct cost of contracts	(2,963,649)	—	563,668	(2,399,981)
Gross profit	870,410	—	—	870,410
Selling, general and administrative expenses	(704,195)	117,270	48,431	(538,494)
Operating Profit (Loss)	166,215	117,270	48,431	331,916
Total other expense, net	(10,933)	(2,007)	—	(12,940)
Earnings from Continuing Operations Before Taxes	155,282	115,263	48,431	318,976
Income Tax Expense from Continuing Operations	(46,166)	(21,424)	(1,628)	(69,218)
Net Earnings of the Group from Continuing Operations	109,116	93,839	46,803	249,758
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(10,261)	—	—	(10,261)
Net Earnings Attributable to Redeemable Noncontrolling interests	(10,038)	(270)	(5,960)	(16,268)
Net Earnings Attributable to Jacobs from Continuing Operations	88,817	93,569	40,843	223,229
Net Loss Attributable to Discontinued Operations	(1)	—	—	(1)
Net Earnings attributable to Jacobs	$88,816	$93,569	$40,843	$223,228
Diluted Net Earnings from Continuing Operations Per Share	$0.68	$0.72	$0.31	$1.72
Diluted Net Earnings from Discontinued Operations Per Share	$—	$—	$—	$—
Diluted Earnings Per Share	$0.68	$0.72	$0.31	$1.72
Operating profit margin	4.3%			10.1%

         (1) Includes charges associated with various restructuring, transaction and other related activity costs associated with Company transformation initiatives and acquisition related programs, including $91.3 million related to the final pre-tax settlement of the Legacy CH2M Matter, net of previously recorded reserves.
(2) Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $563.7 million, (b) the removal of amortization of intangible assets of $48.4 million, (c) the exclusion of impacts on the Company’s effective tax rates associated with revised estimates on US taxation of certain foreign earning and, certain tax return filing adjustments, (d) applicable redeemable noncontrolling interests impacts for the above adjustment items and (e) income tax expense adjustments for the above pre-tax adjustment items.

	Three Months Ended
	April 2, 2021
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$3,547,873	$—	$—	$3,547,873
Pass through revenue	—	—	(576,629)	(576,629)
Net revenue	3,547,873	—	(576,629)	2,971,244
Direct cost of contracts	(2,780,860)	194	576,629	(2,204,037)
Gross profit	767,013	194	—	767,207
Selling, general and administrative expenses	(808,125)	321,471	30,598	(456,056)
Operating (Loss) Profit	(41,112)	321,665	30,598	311,151
Total other (expense) income, net	(71,169)	5,295	63,719	(2,155)
(Loss) Earnings from Continuing Operations Before Taxes	(112,281)	326,960	94,317	308,996
Income Tax Benefit (Expense) from Continuing Operations	20,772	(11,015)	(83,298)	(73,541)
Net (Loss) Earnings of the Group from Continuing Operations	(91,509)	315,945	11,019	235,455
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(10,158)	—	—	(10,158)
Net Loss (Earnings) Attributable to Redeemable Noncontrolling interests	101,392	(107,033)	(1,367)	(7,008)
Net (Loss) Earnings from Continuing Operations attributable to Jacobs	(275)	208,912	9,652	218,289
Net Earnings Attributable to Discontinued Operations	11,320	—	—	11,320
Net Earnings attributable to Jacobs	$11,045	$208,912	$9,652	$229,609
Diluted Net Earnings from Continuing Operations Per Share (3)	$—	$1.59	$0.07	$1.66
Diluted Net Earnings from Discontinued Operations Per Share (3)	$0.09	$—	$—	$0.09
Diluted Earnings Per Share (3)	$0.08	$1.59	$0.07	$1.75
Operating profit margin	(1.2)%			10.5%

(1) Includes charges associated with various restructuring, transaction and other related activity costs associated with Company transformation initiatives and acquisition related programs, along with after-tax $292.0 million in one time PA Consulting transaction-related costs.
(2) Includes mainly (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $576.6 million, (b) the removal of amortization of intangible assets of $30.6 million, (c) the removal of $29.7 million in fair value adjustments related to our investment in Worley stock and certain foreign currency revaluations relating to the ECR sale, (d) the removal of the fair value adjustment of the Company's investment in C3 of $34.1 million, (e) applicable redeemable noncontrolling interests impacts for the above adjustment items and (f) income tax expense adjustments for the above pre-tax adjustment items.
(3) Because U.S. GAAP net (loss) earnings from continuing operations was a loss, the effect of antidilutive securities of 902 equivalent shares was excluded from the denominator in calculating diluted EPS. Because adjusted net (loss) earnings from continuing operations was income, the effective of the securities was dilutive and was included in the denominator in calculating adjusted diluted EPS.

	Six Months Ended
	April 1, 2022
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$7,214,684	$—	$—	$7,214,684
Pass through revenue	—	—	(1,036,048)	(1,036,048)
Net revenue	7,214,684	—	(1,036,048)	6,178,636
Direct cost of contracts	(5,547,800)	3	1,036,048	(4,511,749)
Gross profit	1,666,884	3	—	1,666,887
Selling, general and administrative expenses	(1,323,336)	200,833	95,338	(1,027,165)
Operating Profit (Loss)	343,548	200,836	95,338	639,722
Total other (expense) income, net	(19,177)	(10,551)	5	(29,723)
Earnings from Continuing Operations Before Taxes	324,371	190,285	95,343	609,999
Income Tax Expense from Continuing Operations	(62,054)	(37,101)	(33,214)	(132,369)
Net Earnings of the Group from Continuing Operations	262,317	153,184	62,129	477,630
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(19,514)	—	—	(19,514)
Net Earnings Attributable to Redeemable Noncontrolling interests	(19,721)	(262)	(11,850)	(31,833)
Net Earnings Attributable to Jacobs from Continuing Operations	223,082	152,922	50,279	426,283
Net Loss Attributable to Discontinued Operations	(233)	—	—	(233)
Net Earnings attributable to Jacobs	$222,849	$152,922	$50,279	$426,050
Diluted Net Earnings from Continuing Operations Per Share	$1.71	$1.18	$0.39	$3.28
Diluted Net Earnings from Discontinued Operations Per Share	$—	$—	$—	$—
Diluted Earnings Per Share	$1.71	$1.18	$0.39	$3.27
Operating profit margin	4.8%			10.4%

         (1) Includes charges associated with various restructuring, transaction and other related activity costs associated with Company transformation initiatives and acquisition related programs, including $91.3 million related to the final pre-tax settlement of the Legacy CH2M Matter, net of previously recorded reserves, as well as $74.6 million for the Company's real estate impairment.
(2) Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $1.04 billion, (b) the removal of amortization of intangible assets of $95.3 million, (c) the exclusion of impacts on the Company’s effective tax rates associated with revised estimates on US taxation of certain foreign earnings and certain tax return filing adjustments, (d) applicable redeemable noncontrolling interests impacts for the above adjustment items and (e) income tax expense adjustments for the above pre-tax adjustment items.

	Six Months Ended
	April 2, 2021
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$6,929,708	$—	$—	$6,929,708
Pass through revenue	—	—	(1,225,306)	(1,225,306)
Net revenue	6,929,708	—	(1,225,306)	5,704,402
Direct cost of contracts	(5,530,636)	286	1,225,306	(4,305,044)
Gross profit	1,399,072	286	—	1,399,358
Selling, general and administrative expenses	(1,226,246)	343,470	53,727	(829,049)
Operating Profit	172,826	343,756	53,727	570,309
Total other income (expense), net	69,002	37,197	(112,298)	(6,099)
Earnings (Loss) from Continuing Operations Before Taxes	241,828	380,953	(58,571)	564,210
Income Tax Expense from Continuing Operations	(66,250)	(22,111)	(45,921)	(134,282)
Net Earnings (Loss) of the Group from Continuing Operations	175,578	358,842	(104,492)	429,928
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(20,184)	—	—	(20,184)
Net Earnings (Loss) Attributable to Redeemable Noncontrolling interests	101,392	(107,033)	(1,367)	(7,008)
Net Earnings (Loss) from Continuing Operations attributable to Jacobs	256,786	251,809	(105,859)	402,736
Net Earnings Attributable to Discontinued Operations	11,305	—	—	11,305
Net Earnings (Loss) attributable to Jacobs	$268,091	$251,809	$(105,859)	$414,041
Diluted Net Earnings (Loss) from Continuing Operations Per Share	$1.96	$1.92	$(0.81)	$3.07
Diluted Net Earnings (Loss) from Discontinued Operations Per Share	$0.09	$—	$—	$0.09
Diluted Earnings (Loss) Per Share	$2.04	$1.92	$(0.81)	$3.16
Operating profit margin	2.5%			10.0%

(1) Includes charges associated with various restructuring, transaction and other related activity costs associated with Company transformation initiatives and acquisition related programs, impairment charges relating to our investment in our AWE ML investment, along with after-tax $295.1 million in one time PA Consulting deal related costs.
(2) Includes mainly (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $1.23 billion, (b) the removal of amortization of intangible assets of $53.8 million, (c) the removal of $63.5 million in fair value adjustments related to our investment in Worley stock and certain foreign currency revaluations relating to the ECR sale, (d) the removal of the fair value adjustment of the Company's investment in C3 of $48.6 million, (e) applicable redeemable noncontrolling interests impacts for the above adjustment items and (f) income tax expense adjustments for the above pre-tax adjustment items.

Earnings Per Share:

	Three Months Ended		Six Months Ended
Unaudited	April 1, 2022	April 2, 2021	April 1, 2022	April 2, 2021
Numerator for Basic and Diluted EPS:

Net earnings (loss) from continuing operations allocated to common stock for EPS calculation	$88,817	$(275)	$223,082	$256,786

Net (loss) earnings from discontinued operations allocated to common stock for EPS calculation	$(1)	$11,320	$(233)	$11,305

Net earnings allocated to common stock for EPS calculation	$88,816	$11,045	$222,849	$268,091

Denominator for Basic and Diluted EPS:

Shares used for calculating basic EPS attributable to common stock	129,333	130,262	129,337	130,115

Effect of dilutive securities:
Stock compensation plans (1)	640	—	796	1,042
Shares used for calculating diluted EPS attributable to common stock	129,973	130,262	130,133	131,157

Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$0.69	$—	$1.72	$1.97
Basic Net Earnings from Discontinued Operations Per Share	$—	$0.09	$—	$0.09
Basic Earnings Per Share	$0.69	$0.08	$1.72	$2.06
Diluted Net Earnings from Continuing Operations Per Share	$0.68	$—	$1.71	$1.96
Diluted Net Earnings from Discontinued Operations Per Share	$—	$0.09	$—	$0.09
Diluted Earnings Per Share	$0.68	$0.08	$1.71	$2.04

(1) For the three months ended April 2, 2021, because net earnings (loss) from continuing operations allocated to common stock for EPS was a loss, the effect of antidilutive securities of 902 equivalent shares were excluded from the denominator in calculating diluted EPS.

For additional information contact:

Investors:
Jonathan Doros, 214-583-8596
jonathan.doros@jacobs.com

Media:
Marietta Hannigan, 214-920-8035
marietta.hannigan@jacobs.com

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